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Exhibit 23.3


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Island Pacific, Inc. (formerly SVI Solutions, Inc.) and subsidiaries on Form S-3 of our report, dated May 30, 2003, appearing in the Annual Report on Form 10-K of Island Pacific, Inc. (formerly SVI Solutions, Inc.) and subsidiaries for the year ended March 31, 2003. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 30, 2003